Exhibit 21
         Subsidiaries of KeySpan Companies and Jurisdiction of Organization
         ------------------------------------------------------------------

Active Conditioning, LLC d/b/a KeySpan Home Energy Services - Delaware

Adrian Associates L.P.- New York

Alberta Northeast Gas, Ltd. (26.0% Own) - Canada

AMR Data Corporation - Massachusetts

Binsky & Snyder Plumbing, LLC d/b/a KeySpan Business Solutions - Delaware

Binsky & Snyder, LLC d/b/a KeySpan Business Solutions - Delaware

Binsky and Snyder Service, LLC d/b/a KeySpan Business Solutions- Delaware

Boston Gas Company d/b/a/ KeySpan Energy Delivery New England - Massachusetts

Boundary Gas, Inc. (39.10%) - Delaware

Broken Bridge Corp.- New Hampshire

Capital Marine Supply, Inc. - Louisiana

Chotin Transportation, Inc.- Louisiana

Colonial Gas Company d/b/a/ KeySpan  Energy Delivery New England- Massachusetts

Cross Bay Pipeline Company, LLC (25% Interest)- Delaware

Delta KeySpan, LLC d/b/a KeySpan Business Solutions- Delaware

Eastern Urban Services, Inc.- Delaware

Eastern Rivermoor Company, Inc..- Delaware

Eastern Associated Terminals Company - Delaware

Eastern Associated Securities Corp.- Massachusetts

Eastern Enterprises - Massachusetts

Eastern Energy Systems Corp.- Delaware

EnergyNorth Realty, Inc.- New Hampshire

EnergyNorth Natural Gas, Inc. d/b/a/ KeySpan Energy Delivery New England - New Hampshire

Essex Gas Company d/b/a/ KeySpan Energy Delivery New England- Massachusetts

Federal Barge Lines, Inc.- Delaware

FINSA Energeticos, S. de R.L. de C.V. (50% Interest) - Mexico

Fourth Avenue Enterprise Piping, LLC d/b/a KeySpan Business Solutions- Delaware

Fritze KeySpan, LLC d/b/a KeySpan Home Energy Services - Delaware

GEI Development Corp.- Delaware

Granite State Plumbing & Heating, LLC d/b/a KeySpan Business Solutions- Delaware

Grupo KeySpan, S. de R.L. de C.V. (99.9% Own) - Mexico

GTM Energy LLC (50% Ownership)- Delaware

Hartley Marine Corp.- Delaware

Honeoye Storage Corporation (52.2% Interest) - New York

Iroquois Gas Transmission Systems, L.P. (19.49% Interest)- Delaware

Island Energy Services Company, Inc. - New York

Islander East Pipeline Company, LLC (50% Ownership)- Delaware

KeySpan Business Solutions, LLC d/b/a KeySpan Business Solutions - Delaware

KeySpan C.I., Ltd. - Cayman Islands

KeySpan CI II Ltd. - Cayman Islands

KeySpan CI Midstream Limited - Cayman Islands

KeySpan Communications Corp. - New York

KeySpan Corporate Services LLC - New York

KeySpan Corporation d/b/a KeySpan Energy - New York

KeySpan Cross Bay, LLC - Delaware

KeySpan Electric Services LLC - New York

KeySpan Energy Canada Partnership d/b/a KeySpan Canada- Canada

KeySpan Energy Canada, Inc. d/b/a KeySpan Canada- Canada

KeySpan Energy Corporation - New York

KeySpan Energy Development Co. d/b/a KeySpan Canada- Canada

KeySpan Energy Development Corporation - Delaware

KeySpan Energy Facilities Limited d/b/a KeySpan Canada- Canada

KeySpan Energy Management, LLC d/b/a KeySpan Business Solutions- Delaware

KeySpan Energy Services, Inc. d/b/a KeySpan Home Energy Services - Delaware

KeySpan Energy Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan Energy Supply, Inc. - Delaware

KeySpan Energy Trading Services LLC

KeySpan Engineering & Survey, Inc. - New York

KeySpan Engineering Associates, Inc. d/b/a KeySpan Business Solutions- New York

KeySpan Exploration and Production, LLC - Delaware

KeySpan Gas East  Corporation  d/b/a/ KeySpan  Energy  Delivery Long Island- New
York

KeySpan Generation LLC - New York

KeySpan Home Energy Services (New England), LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan Home Energy Services, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan International Corporation - Delaware

KeySpan Islander East Pipeline, LLC - Delaware

KeySpan Luxembourg S.A.R.L. - Luxembourg

KeySpan MHK, Inc. - Delaware

KeySpan Midstream LLC - Delaware

KeySpan Natural Fuels LLC - Delaware

KeySpan North East Ventures Inc.- Delaware

KeySpan Plumbing Solutions, Inc. d/b/a KeySpan Home Energy Services - New York

KeySpan Plumbing & Heating Solutions, LLC d/b/a KeySpan Home Energy Services - Delaware

KeySpan Ravenswood Services Corp. - New York

KeySpan Ravenswood, Inc. - New York

KeySpan Services, Inc.- Delaware

KeySpan Technologies Inc. - New York

KeySpan Telemetry Solutions, LLC.- Delaware

KeySpan UK Limited - United Kingdom

KeySpan Utilities Services LLC - New York

KS Midstream Finance Co. - Canada

KSI Contracting, LLC d/b/a KeySpan Business Solutions- Delaware

KSI Mechanical, LLC d/b/a KeySpan Business Solutions - Delaware

KSI Electrical, LLC d/b/a KeySpan Business Solutions - Delaware

LILCO Energy Systems, Inc. - New York

Marquez Development Corp. - New York

Midland Enterprises Inc. - Delaware

Minnesota Harbor Service, Inc. - Minnesota

MyHomeGate, Inc. - Delaware myHomeKey.com Inc. (25 % Interest) - Delaware

Mystic Steamship Corporation - Delaware

Nicodama Beheer V. B.V. - Netherlands

North East Transmission Co., Inc. - Delaware

Northeast Gas Markets LLC (90% Ownership) - Delaware

Northern Peabody, LLC d/b/a KeySpan Business Solutions- Delaware

Orgulf Transport Co. - Delaware

Orsouth Transport Co. - Delaware

Paulus, Sokolowski and Sartor, LLC d/b/a KeySpan
         Business Solutions- Delaware

PCC Land Company, Inc. - Texas

Philadelphia Coke Co., Inc. - Delaware

Phoenix Natural Gas Limited (24.5% Interest) - Northern Ireland

Port Allen Marine Service, Inc. - Louisiana

Premier Transmission Limited (50% Interest) - Northern Ireland

R.D. Mortman, LLC d/b/a KeySpan Business Solutions- Delaware

Red Circle Transport Co.- Delaware

River Fleets, Inc.- Louisiana

Solex Production Ltd. - Canada

The Brooklyn Union Gas Company  d/b/a/  KeySpan  Energy  Delivery New York - New
York

The Ohio River Company - West Virginia

The Ohio River Terminals Company - Delaware

The Ohio River Company Traffic Division, Inc. - Pennsylvanua

The Houston Exploration Company (67.% Own)- Delaware

THEC Holdings Corp.- Delaware

TNG Liquids Ltd. - Canada

Transgas, Inc. - Massachussetts

WDF, Inc. d/b/a KeySpan Business Solutions - New York

West Virginia Terminals, Inc. - West Virginia

Western Associated Energy Corp.- Delaware











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